ASSIGNMENT OF AGREEMENTS AND SERVICE CONTRACTS


     KNOW ALL MEN BY THESE PRESENTS, THAT National Property Investors II, a California limited partnership with an address of One Insignia Financial Plaza, Greenville, South Carolina 29602 ("Assignor"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which is hereby acknowledged, hereby assigns unto Sugar Mill, Limited Partnership, a Tennessee limited partnership with an address of 511 Union Street, Suite 2350, Nashville, Tennessee 37219 ("Assignee"):

     All of Assignor's right, title and interest in and to all those certain agreements and service contracts and all renewals, modifications and amendments thereof more particularly described as set forth in Exhibit "B" hereto annexed (collectively, the "Service Contracts"), which Service Contracts concern the maintenance and/or operation of the parcel of land, together with the buildings and improvements erected thereon, in the City of Melbourne, Brevard County, Florida, commonly known as the Sugar Mill Apartments, and bounded and described as more particularly set forth in Exhibit "A" annexed hereto and made a part hereof (collectively, the "Premises").

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the effective date hereof (the "Effective Date") for all the rest of the terms of years mentioned in each of the said Service Contracts, subject to the covenants, conditions and provisions also mentioned in each of the said Service Contracts.

     Assignee hereby assumes, from and after the Effective Date, the performance of all of the terms, covenants and conditions of Assignor under the Service Contracts herein assigned by Assignor and will well and truly perform all the terms, covenants and conditions of Assignor under the Service Contracts herein assigned, all with full force and effect as if Assignee had signed the Service Contracts on the Effective Date as the owner or managing agent of the Premises named therein.

     AND ASSIGNOR REPRESENTS AND WARRANTS TO ASSIGNEE that, as of the date of execution and delivery hereof (the "Delivery Date"), Assignor is not aware of the existence of any such default or of the occurrence of any act, omission or event which, with the lapse of time or giving of notice or both, would constitute such a default on the part of Assignor.

     All of the representations of Assignor herein shall survive the execution and delivery of this Assignment.

     Assignor covenants and agrees to indemnify, defend and hold Assignee (together with its partners, officers, directors, agents, contractors, employees and representatives and any partner of the foregoing) harmless from and against all claims, demands, causes of action, judgments, damages, costs and expenses (including, without limitation, attorneys' fees and court costs) deficiencies, settlements and investigations which may after the Effective Date be suffered by or asserted against Assignee by reason of Assignor's failure to have performed, prior to the Effective Date, all of Assignor's obligations as vendee under any of the Service Contracts or by reason of any other claims accruing prior to the Effective Date which may be asserted with respect to any of the Service Contracts.

     Assignee covenants and agrees with Assignor that Assignee shall provide Assignor with written notice of any legal action against Assignee that may, under this Assignment, give rise to liability on the part of Assignor within ten
(10) business days of Assignee's actual knowledge of the commencement of such a legal action.

     Assignee covenants and agrees to indemnify, defend, and hold Assignor (together with its partners, officers, directors, agents, contractors, employees and representatives and any partner of the foregoing) harmless from and against all claims, demands, causes of action, judgments, damages, costs and expenses (including, without limitation, attorneys' fees and court costs), deficiencies, settlements and investigations which may after the Effective Date be suffered by or asserted against Assignor by reason of Assignee's failure to have performed after the Effective Date, all of the obligations as vendee under any of the Service Contracts or by reason of any other claims accruing after the Effective Date which may be asserted with respect to any of the Service Contracts.

     Assignor covenants and agrees with Assignee that Assignor shall provide Assignee with written notice of any legal action against Assignor that may, under this Assignment, give rise to liability on the part of Assignee within ten
(10) business days of Assignor's actual knowledge of the commencement of such a legal action.


     IN WITNESS WHEREOF, this Assignment of Agreements and Service Contracts has been duly signed by the parties hereto to be effective as of the 20th day of November, 1996.

                              ASSIGNOR:

                              NATIONAL PROPERTY INVESTORS II, a
                              California limited partnership

                              By:  NPI EQUITY INVESTMENTS, INC.,
                                   a Florida corporation,
                                   general partner


                                   By: /s/ William H. Jarrard, Jr.
                                   Title:  President

                              Delivery Date:  11/20/96

                              ASSIGNEE:

                              SUGAR MILL, LIMITED PARTNERSHIP,
                              a Tennessee limited partnership

                              By:  AOF II, Inc., a Tennessee
                                   corporation, General Partner


                                   By:  /s/ Barrett B. Sutton, Jr.
                                   Title:  EVP


                                 Exhibit "A"


     A parcel of land lying in Section 10, Township 28 South, Range 37 East, Brevard County, Florida, more particularly described as follows:
     Commence at the West 1/4 corner of said Section 10; thence run S 88E48'48" E for a distance of 50.00 feet to a point, said point lying on the East right-of-way line of Babcock St. (a 100 foot right-of-way), thence run S 0E19'00" W along said right-of-way a distance of
     628.10 feet to the Point of Beginning of the following described parcel of land; thence run S 88E48'48" E a distance of 825.08 feet; thence run S 0E19'00" W a distance of 622.00 feet; thence run N 88E48'48" W a distance of 425.04 feet; thence run N 88E55'47" W a distance of 400.03 feet to a point, said point lying on the aforesaid East right-of-way line of "Babcock Street"; thence run N 0E19'00" E along said East right-of-way a distance of 622.81 feet to the Point of Beginning, containing 11.784 acres more or less.

     Being the same property conveyed by Special Warranty Deed from Sugar Mill Limited Partnership, a Florida limited partnership, to National Property Investors, II, a California limited partnership, recorded in Official Records Book 1973, page 866, Public Records of Brevard County, Florida.


                                 Exhibit "B"

                       Agreements and Service Contracts